Exhibit 15

February 14, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We are aware that M/A-COM, Inc. has included our report dated February 4, 1994 (issued pursuant to the provisions of Statements on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (No. 2-99637) and Form S-8 (Nos. 2-17757; 2-25410; 2-31632; 2-
47195; 2-53255; 2-53257; 2-68734; 2-68809; 2-69195; 2-69202; 2-69259; 2-
70247; 2-71043; 2-72234; 2-72235; 2-76292; 2-81497; 2-81907; 2-92614; 2-
92616; 2-92617; 33-10913; 33-10916; 33-33372; 33-35845; 33-36846; 33-44212).
We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

PRICE WATERHOUSE